UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________________

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 19, 2024

ASPEN TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41400	87-3100817
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Crosby Drive,	Bedford,	MA	01730
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code: (781) 221-6400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, $0.0001 par value per share	AZPN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company □
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
In light of the expiration of the term of the previously-effective Restated Executive Retention Agreement between Aspen Technology, Inc. (the “Company”) and Antonio Pietri (which agreement expired pursuant to its terms on May 16, 2024 without payments being made thereunder), the Board of Directors of the Company selected Mr. Pietri to participate in the Aspen Technology, Inc. Executive Retention Plan (the “Plan”), effective as of September 19, 2024. Mr. Pietri will participate in the Plan generally on the same terms and conditions as other participants, as described in the Current Report on Form 8-K filed by the Company on May 7, 2024 and set forth in the Plan document (as attached as Exhibit 10.12 to the Annual Report on Form 10-K filed by the Company on August 13, 2024), both of which are incorporated herein by reference; provided that in the event of a qualifying termination (as defined in the Plan), Mr. Pietri will be entitled to (i) 18 months of salary continuation, payable over the 18 month period following such termination (or in a lump sum if the termination is within 12 month period following a change in control or control event (as each is defined in the Plan)), (ii) payment of an amount equal to 18 times the monthly employer portion of the premium for the same level of coverage, including dependents, provided to him under the Company’s group health benefit plans immediately before the termination date, (iii) 18 months of accelerated vesting credit for time-vesting equity awards in the event of a qualifying termination in the 12 months following a control event, and (iv) also in the event of a qualifying termination in the 12 months following a control event, 18 months of additional vesting credit for performance-vesting equity awards (which, for this purpose, are treated as time-vesting equity awards at the target level of performance vesting in annual tranches over the performance period).

Item 8.01	Other Events
On September 12, 2024, Christopher A. Cooper accepted his appointment as Senior Vice President, Chief Legal Officer and Corporate Secretary of the Company, effective as of October 1, 2024. Mr. Cooper currently serves as the Company’s Vice President, Interim Chief Legal Counsel and Corporate Secretary. Previously, he served as the Company’s Vice President, Associate General Counsel from May 2021 until July 2024. Prior to joining the Company, Mr. Cooper was the Senior Vice President, Head of Legal and Corporate Secretary for Boston Private Financial Holdings, Inc and the Director of Global Legal Affairs for Jabil, Inc. He received his bachelor’s degree from Princeton University and a juris doctorate degree from Cornell Law School. Mr. Cooper is admitted to the bars in the Commonwealth of Massachusetts and the State of New York.

Item 9.01	Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN TECHNOLOGY, INC.

Date: September 23, 2024	By:	/s/ David Baker
David Baker
Senior Vice President, Chief Financial Officer